============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                              ---------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                              ---------------
                      TRICON GLOBAL RESTAURANTS, INC.
          (Exact name of registrant as specified in its charter)
          North Carolina                             13-3951308
   (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)               Identification No.)
                            1441 Gardiner Lane
                        Louisville, Kentucky  40213
       (Address of Principal Executive Offices, including Zip Code)
                              ---------------
                      TRICON LONG TERM INCENTIVE PLAN
                         (Full title of the plan)
                              ---------------
                        Christian L. Campbell, Esq.
           Senior Vice President, General Counsel and Secretary
                      Tricon Global Restaurants, Inc.
                            1441 Gardiner Lane
                        Louisville, Kentucky 40213
                  (Name and address of agent for service)
                              ---------------
                              (502) 874-8300
       (Telephone number, including area code, of agent for service)
                              ---------------

                      CALCULATION OF REGISTRATION FEE
===========================================================================
                                       Proposed    Proposed
                                       maximum     maximum
         Title of           Amount     offering   aggregate    Amount of
      securities to         to be     price per    offering   registration
      be registered       registered   share(1)    price(1)       fee
---------------------------------------------------------------------------
Common Stock, no par      12,000,000
value ....................  shares     $37.1875  $446,250,000   $124,058

Preferred Stock Purchase
Rights (2) ...............   None        None        None         None
===========================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange Composite Tape on August 11, 1999.
(2) Any value attributable to the Preferred Stock Purchase Rights is reflected in the value of the Common Stock. Because no separate consideration is paid for the Preferred Stock Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock.
===========================================================================

     INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE


     Pursuant to General Instruction E of Form S-8, the contents of the Registrant's previously-filed registration statement on Form S-8 (File No. 333-36895) relating to the Tricon Long Term Incentive Plan are incorporated herein by reference.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 12th day of August, 1999.

                              TRICON GLOBAL RESTAURANTS, INC.



                              By: /s/ Christian L. Campbell
                                 ----------------------------------
                                   Christian L. Campbell
                                   Senior Vice President,
                                   General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                Title                      Date
     ---------                -----                      ----

                      *
/s/ Andrall E. Pearson
------------------------   Chairman of the Board     August 12, 1999
Andrall E. Pearson           and Chief Executive
                             Officer (Principal
                             Executive Officer)

                       *
/s/ David C. Novak
------------------------   Vice Chairman of the      August 12, 1999
David C. Novak               Board and President

                       *
/s/ Sandra S. Wijnberg
-------------------------  Senior Vice President     August 12, 1999
Sandra S. Wijnberg           and Treasurer(Principal
                             Financial Officer)

                       *
/s/ Robert L. Carleton
-------------------------  Senior Vice President     August 12, 1999
Robert L. Carleton           and Controller (Principal
                             Accounting Officer)

                       *
/s/ D. Ronald Daniel
-------------------------  Director                  August 12, 1999
D. Ronald Daniel

     Signature                Title                      Date
     ---------                -----                      ----

                       *
/s/ James Dimon
-------------------------  Director                  August 12, 1999
James Dimon


                       *
/s/ Massimo Ferragamo
-------------------------  Director                  August 12, 1999
Massimo Ferragamo


                       *
/s/ Robert Holland, Jr.
-------------------------  Director                  August 12, 1999
Robert Holland, Jr.


                       *
/s/ Sidney Kohl
-------------------------  Director                  August 12, 1999
Sidney Kohl


                       *
/s/ Kenneth G. Langone
-------------------------  Director                  August 12, 1999
Kenneth G. Langone


                       *
/s/ Jackie Trujillo
-------------------------  Director                  August 12, 1999
Jackie Trujillo


                       *
/s/ Robert J. Ulrich
-------------------------  Director                  August 12, 1999
Robert J. Ulrich


                       *
/s/ Jeanette S. Wagner
-------------------------  Director                  August 12, 1999
Jeanette S. Wagner


                       *
/s/ John L. Weinberg
-------------------------  Director                  August 12, 1999
John L. Weinberg


*By: /s/ John P. Daly
    ---------------------
     John P. Daly
     Attorney-in-Fact

                        INDEX TO EXHIBITS

Exhibit
Number         Description of Exhibits
-------        -----------------------

4.1       --  Restated Articles of Incorporation of
                  the Registrant (incorporated herein by
                  reference to Exhibit 3.1 filed with the
                  Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of
                  1934)

4.2       --  Bylaws of the Registrant (incorporated
                  herein by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of 1934)

4.3       --  Rights Agreement, dated as of July 21,
                  1998, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.01 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 13, 1998)

5.1      --   Opinion and consent of Christian L.
                  Campbell, Senior Vice President, General
                  Counsel and Secretary of the Registrant

23.1     --   Consent of Christian L. Campbell, Senior
                  Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1)

23.2     --    Consent of KPMG LLP

24.1     --    Powers of attorney

                                                     Exhibit 5.1


Tricon Global Restaurants, Inc.
1900 Colonel Sanders Lane
Louisville, Kentucky  40232-4550


                                                 August 12, 1999

Ladies and Gentlemen:

     As Senior Vice President, General Counsel and Secretary of Tricon Global Restaurants, Inc. ("Tricon"), I have acted as counsel to Tricon in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 12,000,000 shares of Tricon Common Stock pursuant to the Tricon Long Term Incentive Plan (the "Plan").

     In connection with the opinion set forth below, I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary.

     Based upon the foregoing, it is my opinion that the shares being registered pursuant to the Registration Statement to which this opinion is an exhibit, when issued and sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              /s/ Christian L. Campbell
                              ----------------------------------
                              Christian L. Campbell
                              Senior Vice President, General
                              Counsel and Secretary

                                                    Exhibit 23.2


                 CONSENT OF INDEPENDENT AUDITORS
                 -------------------------------


The Board of Directors
Tricon Global Restaurants, Inc.:

We consent to the use of our audit reports incorporated herein by reference and to the reference to our firm in the Registration
Statement on Form S-8 pertaining to the Tricon Long Term
Incentive Plan.

                                      KPMG LLP

Louisville, Kentucky
August 12, 1999

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, on this 2nd day of February, 1999, the undersigned directors and officers of Tricon Global Restaurants, Inc. (the "Company") each constitutes and appoints Christian L. Campbell and John P. Daly, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of the Company relating to the Company's issuance and sale from time to time of up to 12,000,000 shares of its Common Stock, no par value per share, pursuant to the Tricon Long Term Incentive Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.


                              /s/ Andrall E. Pearson
                              -----------------------------------
                              Andrall E. Pearson
                              Chairman of the Board and
                               Chief Executive Officer
                               (Principal Executive Officer)


                              /s/ David C. Novak
                              -----------------------------------
                              David C. Novak
                              Vice Chairman of the Board
                               and President


                              /s/ Sandra S. Wijnberg
                              -----------------------------------
                              Sandra S. Wijnberg
                               Senior Vice President and
                               Treasurer
                               (Principal Financial Officer)


                              /s/ Robert L. Carleton
                              -----------------------------------
                              Robert L. Carleton
                               Senior Vice President and
                               Controller (Principal
                               Accounting Officer)


                              /s/ D. Ronald Daniel
                              -----------------------------------
                              D. Ronald Daniel


                              /s/ James Dimon
                              -----------------------------------
                              James Dimon


                              /s/ Massimo Ferragamo
                              -----------------------------------
                              Massimo Ferragamo


                              /s/ Robert Holland, Jr.
                              -----------------------------------
                              Robert Holland, Jr.


                              /s/ Sidney Kohl
                              -----------------------------------
                              Sidney Kohl


                              /s/ Kenneth G. Langone
                              -----------------------------------
                              Kenneth G. Langone


                              /s/ Jackie Trujillo
                              -----------------------------------
                              Jackie Trujillo


                              /s/ Robert J. Ulrich
                              -----------------------------------
                              Robert J. Ulrich


                              /s/ Jeanette S. Wagner
                              -----------------------------------
                              Jeanette S. Wagner


                              /s/ John L. Weinberg
                              -----------------------------------
                              John L. Weinberg